Exhibit 99.1
OSTEOLOGIX ANNOUNCES PLANS TO DEREGISTER COMPANY COMMON
STOCK AND INITIATE CORPORATE CONSOLIDATION
Moves Designed To Improve Cash Flow
Glen Allen, Virginia and Dublin, Ireland — December 14, 2010 Osteologix, Inc. (“Osteologix” or the “Company”) announced that its Board of Directors has determined that the expense and management attention required for Securities and Exchange Commission (“SEC”) compliance and reporting outweigh the benefits for the Company and its shareholders in light of the history of the low trading volume of the Company’s common stock on the Over-the-Counter Bulletin Board and the resulting very limited liquidity in shares of the Company’s common stock. The Company is seeking to minimize its corporate overhead expense, while focusing its business activities on maximizing the value of the Company’s licensing agreement with the Servier Research Group and continuing to seek development partners for its strontium malonate US drug development program.
The Company intends to file a Form 15 with the SEC to voluntarily deregister its common stock and intends to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended, beginning January 1, 2011. As a consequence of the deregistration, it is anticipated that the Company’s common stock will no longer be eligible for trading on the Over-the-Counter Bulletin Board. The Company anticipates that its common stock will be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities, until completion of the proposed consolidation described below. However, the Company can give no assurance that trading in its stock will continue on the Pink Sheets or on any other securities exchange or quotation medium. Following deregistration, the Company intends to communicate with its shareholders through its website and periodic press releases.
In addition, in conjunction with the plans to minimize the Company’s corporate overhead expenses and focus its business activities, the Company will close its US office in Glen Allen, Virginia, and consolidate its US parent company into its direct Irish subsidiary, Osteologix Holdings Ltd., and, following the proposed consolidation, all future activities will be directed from its office in Dublin, Ireland. A wholly owned subsidiary of Osteologix Holdings Ltd. owns the Company’s intellectual property and its license agreement with the Servier Research Group. In addition to near term cost savings it is anticipated that the consolidation will also result in favorable long term tax results. It is hoped that the proposed consolidation will be completed within the next 3 to 4 months, after approval by the Company’s shareholders, at which time it is proposed that the Company’s shareholders will receive shares of Osteologix Holdings Ltd. stock in exchange for their shares of Osteologix Inc. The shares of Osteologix Holdings Ltd. will not be registered under the United States Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. It is anticipated that following the consolidation, shares of Osteologix Holdings Ltd. may be traded on the Pink Sheets, but the Company can give no assurance that trading in Osteologix Holdings Ltd. shares will occur on the Pink Sheets or any other securities exchange or quotation medium.
Assuming the continued milestone payments, and the anticipated royalties from the Company’s license agreement with the Servier Research Group, Osteologix looks forward to operating on a positive cash flow basis with the potential for dividend payments to shareholders possibly beginning in late 2011.
Philip J. Young, Chief Executive Officer of Osteologix Inc., will complete his duties as Chief Executive Officer early in 2011, but will continue as a member of the Board of Directors of Osteologix Holdings Ltd.
As previously reported, Mr. David O’Flynn will serve as the Managing Director of Osteologix Holdings Ltd. Mr. O’Flynn holds an honors degree in biochemistry from Trinity College Dublin and an M.B.A. from Dublin City University. Mr. O’Flynn’s business development, corporate finance and strategic planning experience are among the qualifications he brings to the board and his service as a director of the Company. Mr. O’Flynn is a Founder of EVA Consulting, Ltd., a global business development consulting firm, and has served as its CEO since 2002. Mr. O’Flynn can be contacted at the address below.

About Osteoporosis
The World Health Organization defines osteoporosis as a progressive skeletal disease characterized by low bone mass and micro-architectural deterioration of bone tissue with a consequential increase in bone fragility and susceptibility to fracture. There is increased risk of fracture particularly of spine, hip, pelvis and forearm. It is predominantly a disease of post-menopausal women and risk of fracture increases with age. Fractures caused by osteoporosis affect one in two women and one in five men over the age of 50.
About NB S101
NB S101 is a novel dual acting bone agent, or DABA, the active component of which significantly improves bone mineral density and reduces fracture risk. NB S101 has demonstrated significant beneficial effects in a Phase 2 clinical trial by reducing bone resorption and increasing strong bone formation. This dual action on bone— a significant medical need not served by current therapies in the U.S.— suggests that NB S101 could fundamentally change the treatment paradigm of patients with osteoporosis. Importantly, NB S101 appears to help build bone in a manner similar to the body’s own metabolic processes by rebalancing bone metabolism in a way that favors strong bone formation. Key patents for NB S101 have been issued in the United States, Europe and Japan, providing protection to at least 2024.
About Osteologix
Osteologix is a specialty pharmaceutical company focused on the development of innovative therapies for the treatment and prevention of diseases of bone and joint tissues. Its lead product candidate, NB S101, is a novel pharmaceutical agent for the treatment and prevention of osteoporosis. In November 2007, Osteologix completed a Phase II clinical trial of NB S101 that demonstrated the ability of NB S101 to reduce markers of bone resorption and increase bone mineral density. In July, 2010 Osteologix granted the Servier Research Group an exclusive royalty bearing license to develop and commercialize NB S101 (strontium malonate) and other strontium salts covered by Osteologix’s patent rights to treat post menopausal osteoporosis, other bone and joint disorders and dental indications worldwide, except in the U.S. For more information please visit www.osteologix.com.
Safe Harbor Statement:
Statements in this press release are not strictly historical, including statements about the contemplated deregistration, where the Company’s stock will be traded, the planned consolidation of Osteologix Inc. into Osteologix Holdings Ltd., operating on a positive cash flow basis, the payment and timing of any potential dividends, potential payments and royalties from Servier and their impact on Osteologix’s finances, the potential uses and benefits or NB S101, Servier’s potential commercial launch of NB S101, and patent protection of NB S101 are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed in such forward-looking statements, including, without limitation, the need for stockholder and regulatory approval of the consolidation, Osteologix’s obligations to Aditech Pharma AB, risks related to Servier’s ability to conduct additional clinical trials of NB S101, Servier’s ability to obtain approval from government authorities for the sale and distribution of NB S101, Servier’s compliance with terms of our agreement, market acceptance of NB S101 and potential success and introduction of competing products. Additional factors that could cause actual results to differ materially are included under the heading “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q filed November 15, 2010. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement or risk factor. You should consult the risk factors listed in our Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q.
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For Osteologix:
Media and Investors
David O’Flynn
Managing Director
Osteologix Holdings Ltd.
info@osteologix.com
T: + 353 (0) 87 908 1694
The Glass Door, IDA Bray Business Park
Southern Cross Road
Bray, Co. Wicklow. IRELAND.